   As filed with the Securities and Exchange Commission on August 18, 1997

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         MATERIAL SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)


                Delaware                                  95-2673173
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                 Identification Number)


            2200 East Pratt Boulevard                       60007
           Elk Grove Village, Illinois                   (Zip Code)
     (Address of Principal Executive Offices)


                         MATERIAL SCIENCES CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                            JAMES J. WACLAWIK, SR.
                  Vice President and Chief Financial Officer
                         Material Sciences Corporation
                           2200 East Pratt Boulevard
                       Elk Grove Village, Illinois 60007
                    (Name and address of agent for service)

                                (847) 439-8270
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                              JILL L. SUGAR, ESQ.
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
Title of securities to   Amount to be   Proposed maximum offering          Proposed maximum                Amount of
    be registered         registered       price per share (1)        aggregate offering fee (1)    registration price (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par          600,000
value $.02 per share       shares                $15.41                      $9,246,000.00                 $2,801.82
--------------------------------------------------------------------------------------------------------------------------

(1) The aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(h) based on the average of the high and low prices of a share of Common Stock reported in the consolidated reporting system on August 14, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the ACommission@) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional shares offered under the Plan in order to reflect stock splits, stock dividends or similar transactions.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed by Material Sciences Corporation (the "Corporation") with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended February 28, 1997 (File No. 1-8803).

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1997 (File No. 1-8803); Annual Report on Form 10-K/A for the fiscal year ended February 29, 1996 (File No. 1-8803); Current Report on Form 8-K filed on April 30, 1997 (File No. 1-8803); and Current Report on Form 8-K filed on April 7, 1997 (File No. 1-8803).

     (c) Description of Common Stock contained in the Registration Statement of the Corporation on Form 8-A, filed October 23, 1984 (Registration No. 33-0828).

          All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The Corporation will provide without charge to each person to whom a copy of the Section 10(a) prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in the Section 10(a) prospectus by reference other than exhibits to such documents. Written requests or requests by telephone for such copies should be directed to: James J. Waclawik, Sr., Vice President and Chief Financial Officer, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, IL 60007 (telephone (847) 439-8270).

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
The Certificate of Incorporation, as amended, and the Bylaws of the Corporation provide for the indemnification of directors, officers, employees and agents of the Corporation to the fullest extent permitted by Section 145.

          The Corporation has obtained insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings, and certain liabilities which might be imposed as a result of certain actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

          The Corporation has entered into indemnification agreements with certain of its officers and directors (and certain other persons serving as director of another enterprise at the request of the Corporation) by which such persons are indemnified against expenses and costs incurred in connection with claims, suits or proceedings in accordance with and to the fullest extent authorized by the General Corporation Law of the State of Delaware.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          Reference is made to the Exhibit Index attached hereto.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Corporation hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan=s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Village, State of Illinois, on August 18, 1997.

                                   MATERIAL SCIENCES CORPORATION

                                   By: /s/ Gerald G. Nadig
                                      ------------------------------------------
                                        Gerald G. Nadig
                                        President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 18, 1997. Each person whose signature appears below constitutes and appoints Gerald G. Nadig and James J. Waclawik, Sr. and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or substitute or substitutes may lawfully do or cause to be done by virtue hereof.


          SIGNATURE                      CAPACITY
          ---------                      --------

 /s/ G. Robert Evans             Chairman of the Board and Director
--------------------------
     G. Robert Evans

 /s/ Gerald G. Nadig             President, Chief Executive Officer and Director
--------------------------
     Gerald G. Nadig             (Principal Executive Officer)

 /s/ James J. Waclawik, Sr       Vice President, Chief Financial Officer and
--------------------------
     James J. Waclawik, Sr.      Secretary (Principal Financial Officer)

 /s/ David J. DeNeve             Controller
--------------------------
     David J. DeNeve             (Principal Accounting Officer)

 /s/ Jerome B. Cohen             Director
--------------------------
     Jerome B. Cohen

 /s/ Roxanne J. Decyk            Director
--------------------------
     Roxanne J. Decyk

 /s/ Eugene W. Emmerich          Director
--------------------------
     Eugene W. Emmerich

 /s/ E.F. Heizer, Jr.            Director
--------------------------
     E.F. Heizer, Jr.

 /s/ Irwin P. Pochter            Director
--------------------------
     Irwin P. Pochter

 /s/ Howard B. Witt              Director
--------------------------
     Howard B. Witt

                                 EXHIBIT INDEX

Exhibit                                                                                    Sequentially
Number                   Description of Document                                          Numbered Page
-------   ----------------------------------------------------------------------          -------------
  4.1     Certificate of Incorporation of the Corporation, as amended, incorporated by reference to the Corporation's Registration Statement on Form S-1,
          which was effective on November 27, 1984 (Registration No. 2-93414).

  4.2     Amendment to Certificate of Incorporation of the Corporation, incorporated by reference to the Corporation's Registration Statement on Form S-1, filed on October 11, 1985 (Registration No. 33-00828).

  4.3     Amendment to Certificate of Incorporation of the Corporation, incorporated by reference to the Corporation's Form 8-A, filed on June 17, 1986 (File
          No. 1-8803).

  4.4     Amendment to Certificate of Incorporation of the Corporation, incorporated by reference to the Corporation's Form 8-A, filed on June 25, 1996 (File No.
          1-8803).

  4.5 Amended to Certificate of Incorporation of the Corporation, incorporated by reference to the Corporation's Registration Statement on Form S-8
          (Registration No. 333-33885)

  4.6     Certificate of Increase of Designated Shares of Common Stock to the Certificate
          of Designation of the Corporation, incorporated by reference to the Corporation's
          Registration Statement on Form S-8 (Registration No. 333-33885).

  4.7 Bylaws of the Corporation, incorporated by reference to the Corporation's Form 10-K Annual Report for the Fiscal Year Ended
          February, 1991 (File No. 1-8803).

  4.8 Material Sciences Corporation Employee Stock Purchase Plan, as amended.

  5       Opinion of Kirkland & Ellis.

 23.1     Consent of Arthur Andersen LLP.

 23.2     Consent of Kirkland & Ellis (included in Exhibit 5).

 24       Power of Attorney (included on the signature page hereto).